Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 13, 2026, by and among New Era Energy & Digital, Inc., a Nevada corporation (the “Parent”), Macquarie Equipment Capital Inc., a Delaware corporation (the “Stockholder”) and any Permitted Assignee (as defined herein) who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A. Parent, the Stockholder and any Permitted Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Parent and the Stockholder have entered into that certain Term Loan Credit Agreement, dated as of April 8, 2026 (the “Credit Agreement”), by and among Parent, the Stockholder and Texas Critical Data Centers, LLC, a Delaware limited liability company (the “Borrower”);

WHEREAS, Parent and the Stockholder have entered into that certain Subscription Agreement, dated as of April 13, 2026 (as the same may be amended or supplemented, the “Subscription Agreement”), pursuant to which Parent will issue to the Stockholder shares of Common Stock (as defined below) (the “Equity Issuance”);

WHEREAS, on April 13, 2026, in connection with entry into the Credit Agreement, Parent issued and sold to the Stockholder warrants to purchase shares of Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”) (such issuance, together with the Equity Issuance, the “Transaction”);

WHEREAS, upon the consummation of the Transaction, subject to the terms of the Subscription Agreement and the Credit Agreement, the Stockholder shall receive the Warrants and the Purchased Common Stock (as defined herein) as consideration for entering into the Credit Agreement; and

WHEREAS, Parent and the Stockholder desire to enter into this Agreement, to provide the Stockholder with certain rights relating to the registration of the Warrants, the Warrant Shares and the shares of Purchased Common Stock to be received by it pursuant to the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided that, for the purposes of this Agreement, the Stockholder shall not be deemed an Affiliate of Parent or any of its subsidiaries, and neither Parent nor any of its subsidiaries shall be deemed an Affiliate of the Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of Parent.

“Borrower” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Closing Date” has the meaning given to such term in the Credit Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Controlling Person” means a “controlling person” within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.

“Credit Agreement” has the meaning set forth in the recitals.

“DTC” has the meaning set forth in Section 5(n).

“EDGAR” has the meaning set forth in Section 9(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Parent” has the meaning set forth in the preamble and includes Parent’s successors by merger, acquisition, reorganization or otherwise.

“Party” and “Parties” have the meanings set forth in the preamble.

“Permitted Assignee” has the meaning set forth in Section 14.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchased Common Stock” means the shares of Common Stock to be issued and sold to Stockholder pursuant to the Subscription Agreement.

“Registrable Securities” means the Warrants, the Warrant Shares, and the Purchased Common Stock beneficially owned by the Stockholder or a Permitted Assignee; provided, however, that such Warrants, Warrant Shares and Purchased Common Stock shall cease to be Registrable Securities when (i) such Warrants, Warrant Shares and Purchased Common Stock have been disposed of pursuant to an effective Registration Statement and the recipient thereof may trade such Warrants, Warrant Shares and shares of Purchased Common Stock without restriction, (ii) such Warrants, Warrant Shares and Purchased Common Stock are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act (or any successor rule under the Securities Act) are met and all restrictive legends have been removed from such Warrants, Warrant Shares and Purchased Common Stock, (iii) such Warrant Shares and Purchased Common Stock beneficially owned by the Stockholder or a Permitted Assignee, on an individual basis, represent less than one percent of the aggregate number of shares of Common Stock then issued and outstanding and such Warrant Shares and Purchased Common Stock become eligible for immediate sale pursuant to Rule 144 (or any successor rule under the Securities Act) without time, volume or manner of sale restrictions, (iv) such Warrants, Warrant Shares and Purchased Common Stock have been disposed of in a private transaction pursuant to which the Stockholder’s rights have not been assigned in accordance with Section 14, or (v) such Warrants, Warrant Shares and Purchased Common Stock cease to be outstanding.

“Registration Statement” means any registration statement of Parent, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by Parent pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Supplement” means a supplement to a prospectus for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto.

“Stockholder” has the meaning set forth in the preamble.

“Subscription Agreement” has the meaning set forth in the recitals.

“Transaction” has the meaning set forth in the recitals.

“Underwritten Offering” means a sale of Common Stock of Parent to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Warrant Shares” has the meaning set forth in the recitals.

“Warrants” has the meaning set forth in the recitals.

2. Shelf Registration.

(a) Parent shall, within 30 calendar days of the Closing Date, file a Registration Statement (the “Shelf Registration Statement”) under the Securities Act to permit the public resale of all the Registrable Securities by the Stockholder from time to time as permitted by Rule 415 under the Securities Act (the “Shelf Registration”) and shall use commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof. Following the effective date of the Shelf Registration Statement, Parent shall notify the Stockholder of the effectiveness of such Shelf Registration Statement.

(b) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Parent, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit the Stockholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Shelf Registration Statement. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to the Stockholder.

(c) Parent shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities by the Stockholder until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 11.

(d) In connection with the Shelf Registration, the Stockholder agrees (A) to supply any information reasonably requested by Parent in connection with the preparation of the Shelf Registration Statement and/or any other documents relating to the Shelf Registration and (B) to execute and deliver any agreements and instruments reasonably requested by Parent to effectuate the Shelf Registration, including, without limitation, questionnaires.

3. Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, Parent may postpone or suspend for up to 60 days the effectiveness or use of the Shelf Registration Statement or the filing of any Shelf Supplement if the Board determines in its reasonable good faith judgment that such use or filing would: (i) materially interfere with a significant acquisition, corporate organization, financing, or securities offering involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to materially comply with requirements under the Securities Act or Exchange Act. Parent shall provide prompt written notice to the Stockholder of any delay or suspension pursuant to this Section 3 (including the anticipated duration thereof, to the extent known), provided that the failure to provide advance notice shall not be deemed a breach if such delay or suspension is required to prevent premature disclosure of material nonpublic information. Parent shall use commercially reasonable efforts to resume the use or effectiveness of the Shelf Registration Statement as promptly as practicable following the cessation of the circumstances giving rise to such delay or suspension. Parent may delay or suspend under this Section 3 for not more than a total of 60 days during any 120-day period or 90 days during any 365-day period and shall not exercise its rights under this Section 3 in a manner intended to circumvent its registration obligations hereunder.

4. Holdbacks; Other Restrictions and Acknowledgements. In connection with any Underwritten Offering, if requested by the managing underwriter, each of the Stockholder and any Permitted Assignee participating in such Underwritten Offering agrees to enter into customary agreements restricting the public sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) during the period commencing on the launch of such offering and continuing for not more than 90 days after the date of the “final” Prospectus (or “final” prospectus supplement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s); provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the Stockholder or any Permitted Assignee or the officers or directors on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 4 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such holder.

5. Registration Procedures. In connection with its obligations under Section 2, Parent shall use its commercially reasonable efforts to effect the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto Parent shall as soon as reasonably practicable and as applicable:

(a) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

(c) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by the Stockholder included in such Registration Statement, Prospectus or amendments or supplements thereto copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)  notify each selling holder of Registrable Securities, promptly after Parent receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)  notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, Parent shall prepare and file as soon as practicable a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) provide a transfer agent and registrar (which may or may not be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(h) cause such shares of Purchased Common Stock and Warrant Shares to be listed on each securities exchange on which the Common Stock is then listed;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(k) notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(l) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(m) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a Controlling Person of Parent, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to Parent in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such amounts and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates through the use of the facilities of The Depository Trust Company (“DTC”);

(o) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to Parent, Parent will take all commercially reasonable action to make any such prohibition inapplicable; and

(p) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6. Expenses. All expenses (other than Selling Expenses) incurred by Parent in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by Parent, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for Parent in connection with “blue sky” qualifications or exemptions of the Registrable Securities) of any domestic jurisdictions, reasonably requested by the holders of Registrable Securities; (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees and expenses of Parent’s counsel and accountants; and (vi) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

7. Indemnification.

(a) Parent shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders, employees and affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are (i) caused by or contained in any information furnished to Parent by such holder expressly for use therein, (ii) caused by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after Parent has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities, or (iii) attributable to such holder’s sale of Registrable Securities in violation of applicable law or any stop order or similar directive of the Commission of which such holder had notice. This indemnity shall be in addition to any liability Parent may otherwise have.

(b) In connection with any registration in which a holder of Registrable Securities is participating, such holder shall furnish to Parent in writing such information as Parent reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, Parent, each director of Parent, each officer of Parent who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information so furnished by such holder or such holder fails to comply with any prospectus delivery requirements or sells Registrable Securities after receiving notice from Parent to discontinue sales pending an amendment or supplement to the Registration Statement or Prospectus; provided, that the obligation to indemnify shall be several, not joint and several, for such holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party, unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Parent to the public without registration, Parent shall:

(a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

(c) furnish to any holder so long as such holder owns Registrable Securities, promptly upon request, (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent, unless available in the Electronic Data Gathering, Analysis and Retrieval database of the Commission (“EDGAR”), (iii) such other reports and documents so filed or furnished by Parent as such holder may reasonably request in connection with the sale of Registrable Securities without registration and, unless such reports or documents are available in EDGAR and (iv) the opinion of Parent’s counsel, in form and substance reasonably acceptable to the transfer agent for the Common Stock, relating to such matters as such transfer agent may reasonably request in connection with the removal of any restrictive legends contained on such Registrable Securities; and

(d) use commercially reasonable efforts to assist the Stockholder with the removal of any legends contained on such Registrable Securities required under Rule 144 under the Securities Act; provided that Parent’s obligations hereunder are subject to the reasonable determination of Parent and Parent’s counsel that any such legend removal complies with the Securities Act.

10. Recapitalization, Exchanges, Etc. Affecting the Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring on or after the date of this Agreement.

11. Termination. This Agreement shall terminate and be of no further force or effect with respect to the Stockholder, or any Permitted Assignee when such Person shall no longer beneficially own any Registrable Securities; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a) if sent by registered or certified mail in the United States return receipt requested, upon receipt;

(b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing;

(c) if sent by facsimile transmission, when transmitted and receipt is confirmed;

(d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 12(a), Section 12(b) or Section 12(c), when transmitted and receipt is confirmed; and if otherwise actually personally delivered, when delivered. All communications to the Parties shall be sent to the following addresses (or any other address that any such Party may designate by written notice to the other Party):

If to Parent:

New Era Energy & Digital, Inc.
200 N. Loraine Street, Suite 1324

Midland Texas 79701
Attention: E. Will Gray II
Email: [             ]

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002
Attention: Sarah Morgan

Katherine Frank
Email: [             ]

If to Stockholder:

Macquarie Equipment Capital Inc.
660 Fifth Avenue
New York, NY 10013
Attention: Joshua Stevens
Email: [             ]

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Paul Bonewitz

E-mail: [             ]

If to a Permitted Assignee, to the address set forth on the applicable joinder agreement signature page.

13. Entire Agreement. This Agreement, the Warrants, and the Subscription Agreement, and any related exhibits and schedules thereto, constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement, the terms and conditions of this Agreement shall control.

14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Parent may assign this Agreement at any time in connection with a sale or acquisition of Parent, whether by merger, consolidation, sale of all or substantially all of Parent’s assets, or similar transaction, without the consent of the other Parties; provided, that the successor or acquiring Person agrees in writing to assume all of Parent’s rights and obligations under this Agreement. The Stockholder may assign its rights to cause Parent to register Registrable Securities solely to any Affiliate of the Stockholder or to any transferee listed on Exhibit B hereto (the “Permitted Assignee”), as such Exhibit B may be amended from time to time by written notice to Parent. The Parent shall be given written notice prior to any such assignment, stating the name and address of such Permitted Assignee and identifying the Registrable Securities being transferred and, unless already bound hereby, as a condition to the effectiveness of such assignment, each such Permitted Assignee shall, as a condition to the effectiveness of such assignment, assume in writing responsibility for its rights and obligations under this Agreement, by executing a joinder agreement in the form attached hereto as Exhibit A.

15. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the Parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the Parties hereto set forth in Section 7.

16. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and the holders of a majority of the then-outstanding Registrable Securities. No waiver by any Party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

18. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

19. Remedies. Each holder of Registrable Securities that is a Party hereto in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Parent acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and Parent hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the State of New York, or, if such court shall not have jurisdiction, the courts of the United States of America for the Southern District of New York, and appropriate appellate courts therefrom, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts, and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (a) no representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 21.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23. Further Assurances. Each of the Parties to this Agreement shall, and shall cause their controlled affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

MACQUARIE EQUIPMENT CAPITAL INC.

By:	/s/ Josh Stevens
Name:	Josh Stevens
Title:	Division Director

By:	/s/ Greg Fitzgerald
Name:	Greg Fitzgerald
Title:	Division Director

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT TO
REGISTRATION RIGHTS AGREEMENT

The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of April 13, 2026 (the “Registration Rights Agreement”), by and among New Era Energy & Digital, Inc., a Nevada corporation (“Parent”), Macquarie Equipment Capital Inc., a Delaware corporation, and any Permitted Assignee (as defined in the Registration Rights Agreement) who may become party thereto from time to time, and to join in the Registration Rights Agreement as if the undersigned were originally a Party thereto.

(SIGNATURE PAGE FOLLOWS)

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE].

Name:
Address:

Exhibit A-2

Exhibit B

PERMITTED ASSIGNEES

Exhibit B-1